                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-74896, No. 33-38737 and No. 33-73044) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-71030) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 33-65229) of Bell Industries, Inc. of our report dated January 28, 1998 appearing on page 10 of this Form 10-K.






PRICE WATERHOUSE LLP

Los Angeles, California
March 6, 1998